                                                                   Exhibit 10.25


                                  OFFICE LEASE



                              100 CALIFORNIA STREET
                            SAN FRANCISCO, CALIFORNIA


                      WHLNF REAL ESTATE LIMITED PARTNERSHIP
                         a Delaware limited Partnership,

                                  as Landlord,


                                       and


                     CRL NETWORKS, a California corporation,

                                   as Tenant.

                              100 CALIFORNIA STREET

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
ARTICLE 1    REAL PROPERTY, BUILDING AND PREMISES............................................1

ARTICLE 2    LEASE TERM......................................................................2

ARTICLE 3    BASE RENT.......................................................................2

ARTICLE 4    ADDITIONAL RENT.................................................................2

ARTICLE 5    USE OF PREMISES.................................................................8

ARTICLE 6    SERVICES AND UTILITIES..........................................................9

ARTICLE 7    REPAIRS........................................................................11

ARTICLE 8    ADDITIONS AND ALTERATIONS......................................................11

ARTICLE 9    COVENANT AGAINST LIENS.........................................................13

ARTICLE 10     INDEMNIFICATION AND INSURANCE................................................14

ARTICLE 11     DAMAGE AND DESTRUCTION.......................................................16

ARTICLE 12     CONDEMNATION.................................................................17

ARTICLE 13     COVENANT OF QUIET ENJOYMENT..................................................18

ARTICLE 14     ASSIGNMENT AND SUBLETTING....................................................18

ARTICLE 15     SURRENDER; OWNERSHIP AND REMOVAL OF TRADE
               FIXTURES.....................................................................22

ARTICLE 16     HOLDING OVER.................................................................22

ARTICLE 17     ESTOPPEL CERTIFICATES........................................................23

ARTICLE 18     SUBORDINATION................................................................23

ARTICLE 19     TENANT'S DEFAULTS; LANDLORD'S REMEDIES.......................................24

ARTICLE 20     SECURITY DEPOSIT.............................................................27

ARTICLE 21     COMPLIANCE WITH LAW..........................................................28

ARTICLE 22     ENTRY BY LANDLORD............................................................28

ARTICLE 23     MISCELLANEOUS PROVISIONS.....................................................29


EXHIBITS

EXHIBIT A    OUTLINE OF PREMISES.............................................................1

EXHIBIT B    TENANT WORK LETTER..............................................................1

EXHIBIT C    AMENDMENT TO LEASE..............................................................1

EXHIBIT D    RULES AND REGULATIONS...........................................................1

EXHIBIT E    FORM OF TENANT'S ESTOPPEL CERTIFICATE...........................................1
EXHIBIT F    ASBESTOS NOTIFICATION...........................................................1

EXHIBIT G    TENANT CERTIFICATE AND SUBORDINATION, NON
             DISTURBANCE AND ATTORNEY ATTORNMENT AGREEMENT...................................1

                              100 CALIFORNIA STREET

                       SUMMARY OF BASIC LEASE INFORMATION

        This Summary of Basic Lease Information ("Summary") is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE                                    DESCRIPTION
(References are to
the Office Lease)

1.    Date:                                       August 29, 1998.

2.    Landlord:                                   WHLNF REAL ESTATE LIMITED PARTNERSHIP,
                                                  a Delaware limited partnership

3.    Address of Landlord's Agent                 LPC MS, Inc.
      (Section 23.19):                            455 Market Street, Suite 1520
                                                  San Francisco, CA 94105
                                                  Attn:  D.  Allen Palmer

                                                  with a copy to:

                                                  LPC MS, Inc.

                                                  100 California Street, Suite 770
                                                  San Francisco, CA 94111
                                                  Attn:  Property Manager

4.    Tenant:                                     CRL NETWORKS, a California corporation

5.    Address of Tenant                           One Kearny Street, Suite 1450
      (Section 23.19):                            San Francisco, CA 94108
                                                  Attention:  Jim Couch
                                                  (Prior to Lease Commencement Date)

                                                  and

                                                  CRL NETWORKS, a California corporation
                                                  100 California Street, Suite B6
                                                  San Francisco, CA 94111
                                                  Attention:  Jim Couch
                                                  (After Lease Commencement Date)

6.   Premises (Article 1):                        Approximately 4,051 rentable
                                                  square feet of space located
                                                  on the basement floor of the
                                                  Building, as set forth in
                                                  Exhibit A attached hereto.

7.    Term (Article 2):

      7.1   Lease Term:                           Seven (7) years.

      7.2   Lease Commencement Date:              The earlier to occur of (i) the date upon
                                                  which Tenant first commences to conduct
                                                  business in the premises, or (ii) that date
                                                  which is sixty (60) days after the full
                                                  execution of this Lease.

      7.3   Lease Expiration Date:                The last day of the month in which the
                                                  seventh anniversary of the Lease Commencement
                                                  Date occurs.

      7.4   Lease Amendment:                      Landlord and Tenant shall confirm the Lease
                                                  Commencement Date and the Lease Expiration
                                                  Date in an Amendment to Lease (Exhibit C) to
                                                  be executed pursuant to Article 2 of the
                                                  Office Lease.

8.    Base Rent (Article 3):

                                                                      Annual
                                             Monthly               Rental Rate
                             Annual          Installment           per Rentable
       Lease Year          Base Rent         of Base Rent          Square Foot
       ----------          ---------         ------------          -----------
          1-4             $101,275.00         $8,439.58              $25.00

          5-7             $109,377.00         $9,114.75              $27.00

9.    Additional Rent
      (Article 4):

      9.1   Base Year                             Calendar year:  1998.

      9.2   Tenant's Share of Direct Expenses:    Approximately 1.48%.

10.   Security Deposit                            $9,114.75
      (Article 20):

11.   Brokers (Section 23.25):                    LPC MS, Inc.
                                                  The CAC Group
                                                  Grubb & Ellis

                              100 CALIFORNIA STREET

                                  OFFICE LEASE

        This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "LEASE"), dated as of the date set forth in Section 1 of the Summary, is made by and between WHLNF REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and CRL NETWORKS, a California corporation ("TENANT").

                                    ARTICLE 1

                      REAL PROPERTY, BUILDING AND PREMISES

        1.1 Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "PREMISES"), which Premises are part of the building (the "BUILDING") located at 100 California Street, San Francisco, California. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Building. any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "REAL PROPERTY." Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that (i) the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, and (ii) Tenant shall have no right to use any portion of the Building or of the Real Property for parking for Tenant or Tenant's employees, visitors and/or invitees. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof.

        1.2 Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "AS IS" condition on the Lease Commencement Date.

        1.3 Rentable Square Feet. The parties hereby stipulate that the Premises contain the rentable square feet set forth in Section 6 of the Summary, and such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon rentable square feet of the Premises.

                                    ARTICLE 2

                                   LEASE TERM

        The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "LEASE TERM") shall be as set forth in Section
7.1 of the Summary and shall commence on the date (the "LEASE COMMENCEMENT DATE") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the "LEASE EXPIRATION DATE") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant an Amendment to Lease in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

                                    ARTICLE 3

                                    BASE RENT

        Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in
Section 8 of the Summary, payable in equal monthly installments as set forth in
Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                    ARTICLE 4

                                 ADDITIONAL RENT

4.1 Additional Rent. Except as provided in Section 4.3.1 below, in addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent "TENANT'S SHARE" of the annual "DIRECT EXPENSES," as those terms are defined in Sections 4.2.8 and 4.2.3 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "BASE YEAR," as that term is defined in Section 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article
6), shall be hereinafter collectively referred to as the "ADDITIONAL RENT." The Base Rent and Additional Rent are herein collectively referred to as the "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

        4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

               4.2.1 "BASE YEAR" shall mean the year set forth in Section 9.1 of the Summary.

               4.2.2 "CALENDAR YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

               4.2.3 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

               4.2.4 "EXPENSE YEAR" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

        4.2.5 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Building and Real Property, including, without limitation, any amounts paid for: (i) the cost of supplying all utilities (excluding the cost of electricity consumed in the Premises and the premises of other tenants in the Building since Tenant is separately paying for the cost of electricity consumed in the Premises pursuant to Section 6.1.2 below), the cost of operating, maintaining. repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as defined in Section 4.2.6 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Building and Real Property;
(v) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building and Real

Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building or Real Property; (viii) the cost of janitorial service (excluding the cost to provide janitorial services to the Premises and the premises of other tenants in the Building since Tenant is separately paying for the cost of janitorial services provided to the Premises pursuant to Section 6.1.4 below), alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (x) the cost of any capital improvements or other costs
(I) which are intended as a labor-saving device or to elect other economies in the operation or maintenance of the Building and Real Property, (II) made to the Building or Real Property after the Lease Commencement Date that are required under any governmental law or regulation, or (III) which are reasonably determined by Landlord to be in the best interests of the Building and/or the Real Property; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such costs shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is then ninety-five percent occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had ninety-five percent of the Building been occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building (the "COST POOLS"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Building. Notwithstanding anything to the contrary set forth in this
Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and costs relating to capital improvements.

        Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Building; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) except as otherwise specifically provided in this Section 4.2.5, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Real Property; and (F) costs incurred in connection with correcting existing violations of the Building and Real Property of applicable laws in effect as of the date of this Lease, including, without limitation, any costs to remediate or mitigate any Hazardous Materials (as such term is defined in Article 5 below) existing in the Building or Real Property in violation of Hazardous Materials laws as of such date.

               4.2.6 "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

               4.2.7 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes.

                      4.2.7.1 Tax Expenses shall include, without limitation:

                              (i) Any tax on Landlord's rent, right to rent or
other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

                              (ii) Any assessment, tax, fee, levy or charge in
addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                              (iii) Any assessment, tax, fee, levy, or charge
allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                              (iv) Any assessment, tax, fee, levy or charge,
upon this transaction or any document to which Tenant is a party. creating or transferring an interest or an estate in the Premises; and

                              (v) Any reasonable expenses incurred by Landlord
in attempting to protest, reduce or minimize Tax Expenses.

                      4.2.7.2 In no event shall Tax Expenses for any Expense Year be less than the component of Tax Expenses comprising a portion of the Base Year.

                      4.2.7.3 Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Building or Real Property),
(ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 of this Lease.

               4.2.8 "TENANT'S SHARE" shall mean the percentage set forth in
Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

        4.3 Calculation and Payment of Additional Rent.

               4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds

Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "EXCESS"); provided, however, that for the first twelve months of the Lease Term, Tenant shall not be obligated to pay any Excess.

               4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "ESTIMATED EXCESS," as that term is defined in
Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

               4.3.3 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "ESTIMATED EXCESS") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

               4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture. fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

               4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property; or

               4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date they are due shall thereafter bear interest until paid at a rate (the "INTEREST RATE") equal to the lesser of (i) the "PRIME RATE" or "REFERENCE RATE" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or
(ii) the highest rate permitted by applicable law.

                                    ARTICLE 5

                                 USE OF PREMISES

        Tenant shall use the Premises solely for the operation of its telecommunications business, administrative and general office purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Building is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "HAZARDOUS MATERIAL," as that term is defined below. As used herein, the term "HAZARDOUS

MATERIAL" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

        6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

               6.1.1 Heating and air conditioning shall be provided to the Premises from a separate air conditioning unit which is in the Premises as of the date of the execution of this Lease. Tenant shall pay for the cost of electricity for such heating and air conditioning unit as provided in Section
6.1.2 below.

               6.1.2 Electricity for the Premises shall be provided through the electrical wiring and facilities existing in the Premises as of the date of this Lease (as such wiring and facilities may be modified as part of the Tenant Improvements to be constructed pursuant to the Work Letter attached to this Lease as Exhibit B); provided, however, that in no event shall the amount of the electricity provided to and/or consumed in the Premises exceed the capacity of such wiring and facilities. Tenant shall pay directly to Landlord, within ten
(10) days after demand and as additional rent under this Lease (and not as part of Operating Expenses), the cost of electricity provided to and/or consumed in the Premises (including the electricity for the heating and air conditioning unit and normal and excess consumption), which electricity shall be separately metered, at Tenant's cost. Such electricity shall be provided by a provider of electricity which Landlord shall select in its sole discretion. At Landlord's option, the cost of such electricity usage shall be billed directly by the electricity provider to Tenant, and Tenant shall pay such costs to such provider as and when due. Landlord shall bear the cost of replacement of Building Standard lamps, starters and ballasts for lighting fixtures within the Premises (and such cost shall be an Operating Expense), unless such replacement is necessary as a result of, in whole or in part, of Tenant's negligence, in which event Tenant shall bear the cost. Tenant shall bear the cost of replacement of non-Building Standard lamps, starters and ballasts for lighting fixtures within the Premises.

               6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

               6.1.4 Landlord shall not be responsible for providing janitorial services in the Premises. Tenant shall be solely responsible for arranging for the provision of janitorial services within the Premises, at Tenant's sole cost.

               6.1.5 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

        6.2 INTENTIONALLY OMITTED.

        6.3 Interruption of Use. Except as otherwise provided in Section 6.5 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

        6.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

        6.5 Abatement of Rent. Notwithstanding the provisions of Section 6.3 above to the contrary, in the event that during this Lease Term Tenant is prevented from using, and does not use, the Premises or any portion thereof as a result of the failure by Landlord to provide the electricity to the Premises required to be provided by Landlord pursuant to Section 6.1.2 above, and such failure is not the result of (i) the negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees, or
(ii) any strike, lockout or other labor trouble, any inability to secure utilities at the Building after reasonable effort to do so, any accident or casualty whatsoever, or any other cause beyond Landlord's reasonable control (such event shall be known as an "ABATEMENT EVENT"), then Tenant shall give Landlord written notice of such Abatement Event. If such Abatement Event continues for ten (10) consecutive days after Landlord's receipt of any such written notice from Tenant ("ELIGIBILITY PERIOD"), then the Rent shall be abated or reduced, as the case may be, during such time after the Eligibility Period that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. The foregoing provisions of this Section 6.5 shall not apply to any abatement of Rent that may be available to Tenant following a damage or destruction or eminent domain taking as provided in Articles 11 and 12 of this Lease, and accordingly, to the extent Tenant is entitled to abatement without regard to the Eligibility Period because of a damage, destruction or eminent domain taking pursuant to Articles 11 and 12 of this Lease, then the Eligibility Period shall not be applicable to such event.

                                    ARTICLE 7

                                     REPAIRS

        7.1 Tenant's Repairs. Subject to Landlord's repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

        7.2 Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord (but not including any non-base building facilities installed by or on behalf of Tenant); provided, however, if such maintenance and repairs are caused in part or in whole by the act. neglect. fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent. the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make ally such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

        8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of five percent (5%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding anything to the contrary set forth in this Article 8, Landlord's approval shall not be required for the movement of telecommunications racks within the Premises and the installation of telecommunications wiring provided that such movement and installation do not affect the structural components of the Building or the Systems and Equipment. In connection with Tenant's normal business operations, Tenant anticipates that it will need to install wiring between the Premises and the streets surrounding the Building in order for Tenant to connect Tenant's telecommunications equipment to other telecommunications systems. Provided that Tenant shall comply with all applicable laws, Landlord's Rules and Regulations and such activities do not interfere with the structural components of the Building or the Systems and Equipment, Tenant shall have the right to install such wiring.

        8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. If Tenant makes any Alterations, Tenant agrees to carry "BUILDER'S ALL RISK" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

        8.3 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord; provided, however, that any communications and communications-related equipment installed by Tenant in the Premises shall remain the property of Tenant and Tenant shall, at its expense, remove such equipment at the expiration or earlier termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal. In addition, Tenant shall, at its expense, remove the raised floor which is in the Premises as of tile date of the execution of this Lease at the expiration or earlier termination of the Lease Term, and repair any damage to the Building caused by such removal. Furthermore, Landlord may require that Tenant, at its expense, remove any other improvement or Alteration upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete any such removal and/or to repair any damage caused by the removal of any Alterations. Landlord may do so and may charge the cost thereof to Tenant.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

        Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                   ARTICLE 10

                          INDEMNIFICATION AND INSURANCE

        10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect. and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, Building and Real Property; provided, however, that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

        10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3. Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts

               10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

        Bodily Injury and                         $3,000,000 each occurrence
        Property Damage Liability                 $3,000,000 annual aggregate
        Personal Injury Liability                 $3,000,000 each occurrence
                                                  $3,000,000 annual aggregate
                                                  0% Insured's participation

               10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements. including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

               10.3.3 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord. and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to. Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

        10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

        10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

        11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof, provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Direct Expenses to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

        11.2 Landlord's Option to Repair. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty
(120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises or the Building is destroyed or damaged to an' substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

        11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located. including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

                                   ARTICLE 12

                                  CONDEMNATION

        12.1 Permanent Taking. If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety
(90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

        12.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 13

                           COVENANT OF QUIET ENJOYMENT

        Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 Transfers. Subject to Tenant's rights set forth in Section 14.7 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice

(the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof,, and (v) such other information as Landlord ma', reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's reasonable legal fees incurred by Landlord, within thirty
(30) days after written request ~ Landlord. Notwithstanding anything to the contrary set forth in this Article 14, Tenant shall have the right to rent rack space to Tenant's customers, provided that such rental of rack space is made in the ordinary course of the conduct of Tenant's business, and such rental shall be deemed not to be a Transfer, and the terms and conditions of this Article 14 shall not apply to such rental.

        14.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

               14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

               14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

               14.2.3 The Transferee is either a governmental agency or instrumentality thereof,

               14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

               14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

               14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

               14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

               14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof. upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

        14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord seventy-five percent (75%) of any "TRANSFER PREMIUM," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer (collectively, the "SUBLEASING COSTS"). "TRANSFER PREMIUM" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

        14.4 Landlord's Option as to Subject Space. Subject to the terms of
Section 14.7 below, notwithstanding anything to the contrary contained in this
Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee. subject to provisions of the last paragraph of Section 14.2 of this Lease. Notwithstanding anything to the contrary set forth in this Section 14.4, Landlord shall not have the rights provided to Landlord under this Section 14.4 for the first three (3) years of the Lease Term only.

        14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

        14.6 Additional Transfers. Subject to Section 14.7 below, for purposes of this Lease, the term "TRANSFER" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and
(ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

        14.7 Non-Transfers. Notwithstanding the foregoing provisions of this
Article 14 to the contrary, neither (i) an assignment to a transferee of all or substantially all of the assets of Tenant, (ii) an assignment of this Lease to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) an assignment of this Lease or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) shall be deemed a Transfer under Section 14.1 above, provided that (A) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (v) of Section 14.1 above, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (C) such transferee or affiliate (referred to in hits Lease as the "PERMITTED AFFILIATE") shall have a net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the "NET WORTH") at lease equal to the greater of (y) the Net Worth of Tenant immediately prior to such assignment or sublease, or (z) the Net Worth on the date of execution of this Lease by the original named Tenant. "Control," as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

                                   ARTICLE 15

                              SURRENDER; OWNERSHIP
                          AND REMOVAL OF TRADE FIXTURES

        15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

        15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to two hundred percent (200%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

        Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof,, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

        18.1 Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor and/or if required to do so pursuant to any subordination, nondisturbance and attornment agreement executed pursuant to Section 8.2 below, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

        18.2 Existing Agreement. Tenant hereby acknowledges that as of the date on which Landlord and Tenant execute this Lease there is a deed of trust encumbering, and in force against, the Real Property in favor of General Electric Capital Corporation, a New York corporation (the "CURRENT LENDER"). Simultaneously with Tenant's execution of this Lease, Tenant shall sign, notarize and deliver a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit G attached hereto. If Landlord at any time during the Lease Term causes the Real Property to be encumbered by a new deed of trust or mortgage pursuant to which the beneficiary of such deed of trust or mortgage is a party or entity other than the Current Lender, and/or if any party which acquires, or otherwise succeeds to, Landlord's interest in the Real Property (including without limitation, any ground lessee) encumbers or places a lien against the Real Property with a mortgage, deed of trust or similar security instrument and the beneficiary thereof requires this Lease to be subordinated to such encumbrance or lien, Landlord or the successor of Landlord will use commercially reasonable efforts to provide to Tenant a subordination, nondisturbance and attornment agreement in form reasonably acceptable to Landlord or such successor of Landlord, the subject beneficiary and Tenant. If said subordination, non-disturbance and attornment agreement is required and agreed upon by the aforesaid parties, Landlord or the successor of Landlord, the subject beneficiary and Tenant shall cause any such subordination, non-disturbance and attornment agreement to be executed, acknowledged and recorded concurrently with, or as soon as practicable after, the execution and recordation of any such lien, deed of trust or mortgage. In addition to the foregoing, if Landlord enters into a ground lease with regard to the Real Property and such ground lessee requires this Lease to be subordinated to such ground lease, the ground lessee and ground lessor will use commercially reasonable efforts to provide to Tenant a subordination, non-disturbance and attornment agreement in form reasonably acceptable to such ground lessee, ground lessor, any beneficiary of ground lessee, and to Tenant.

                                   ARTICLE 19

                     TENANT'S DEFAULTS; LANDLORD'S REMEDIES

        19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

               19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

               19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (1 5)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify' and cure said default as soon as possible; or

               19.1.3 Abandonment or vacation of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any provision of this Lease.

        19.2 Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

               19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                      (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                      (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                      (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                      (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                      (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Paragraph 19.2. 1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

               19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this
Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

        19.3 Payment by Tenant. Tenant shall pay to Landlord, within fifteen
(15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

        19.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election. have no further right to or interest in the rent or other consideration receivable thereunder.

        19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

        19.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20

                                SECURITY DEPOSIT

        Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

                                   ARTICLE 21

                               COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system (collectively the "EXCLUDED CHANGES") except to the extent such Excluded Changes are required due to Tenant's alterations to or manner of use of the Premises. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 22

                                ENTRY BY LANDLORD

        Landlord reserves the right at all reasonable times and upon at least twenty-four hours' notice (except in the event of an emergency) to Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants; or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.


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
                                   ARTICLE 23

                            MISCELLANEOUS PROVISIONS

        23.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        23.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may, require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        23.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

        23.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten
(10) days following the request therefor.

        23.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and

Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        23.6 Prohibition Against Recording. Except as provided in Section 23.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

        23.7 Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

        23.8 Tenant's Signs. Tenant shall be entitled, at its sole cost and expense, to one (1) identification sign outside of the Premises on the floor on which the Premises are located. The location, quality, design, style, lighting and size of such sign shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification sign, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

        23.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        23.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        23.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

        23.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        23.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

        23.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

        23.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

        23.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

        23.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        23.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        23.19 Notices. All notices, demands, statements or communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses of Landlord's agent set forth in Section 3 6f the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section
23.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

        23.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        23.21 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

        23.22 Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

        23.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Building is located.

        23.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        23.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.

        23.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified. and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

        23.27 Building, Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

        23.28 Building Directory. Tenant shall be entitled to one (1) line on the Building directory to display Tenant's name and location in the Building.

        23.29 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

        23.30 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Real Property, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease. However, Tenant acknowledges that Landlord may from time to time, at Landlord's sole option, renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Building, Premises, and/or Real Property, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create. noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

        23.31 INTENTIONALLY OMITTED.

        23.32 Asbestos Disclosure. Landlord has advised Tenant that there is asbestos-containing material ("ACM") in the Building. Attached hereto as Exhibit F is a disclosure statement regarding ACM in the Building. Tenant acknowledges that such notice complies with the requirements of Section 25915 of the California Health and Safety Code.

        23.33 Generator.

               23.33.1 Landlord hereby agrees that Tenant shall have the nonexclusive right at Tenant's sole cost and expense and subject to the provisions of this Section 23.33, to install one (1) back-up emergency generator on the roof of the second (2nd) floor of the Building in a location designated by Landlord (which area on the second floor roof on which such generator shall be located shall be referred to herein as the "GENERATOR SITE"), which generator shall be of such size and specifications, and include such platforms, fencing, sheds and other related materials and equipment, as shall be approved by Landlord prior to installation (collectively, the "EMERGENCY GENERATOR"). In addition, Tenant shall have the right, subject to available capacity of the Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "CONNECTING Equipment") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Emergency Generator to the Premises and Tenant's other machinery and equipment therein, subject, however, to the provisions of Section 23.33.2, below, and subject to the availability of vertical riser and feeder excess capacity. Tenant shall also have the right of access, consistent with Section 23.33.4, below, to the areas where the Emergency Generator and any such Connecting Equipment are located for the purposes of maintaining, repairing, testing and replacing the same. In connection with and as additional consideration to Landlord for the rights granted to Tenant pursuant to the terms of this Section 23.33, Tenant shall pay to Landlord, as Additional Rent, a monthly amount equal to $2.083 per square foot of the area of the Generator Site for the first four (4) years of the Lease Term, and $2.25 per square foot of the area of the Generator Site for years five (5) through seven (7) of the Lease Term, for Tenant's rights to use the Generator Site provided herein. Such rental amounts shall be due at the same time and in the same manner as Base Rent.

               23.33.2 The installation of the Emergency Generator and related Connecting Equipment (hereby referred to together and/or separately as the "SPECIAL EQUIPMENT") shall be performed in accordance with and subject to the provisions of Article 8 of this Lease, and the Special Equipment shall be treated for all purposes of this Lease as if the same were Tenant's property. For the purposes of determining Tenant's obligations with respect to its use of the Generator Site herein provided, the Generator Site shall be deemed to be a portion of Tenant's Premises; consequently, all of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Special Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with laws. Landlord shall have no obligation with regard to the Generator Site or the Special Equipment except as provided in this Section 23.33.

               23.33.3 It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the roof at the top and second (2nd) floor of the Building not utilized by Tenant and to use the portion of the Building on which the Special Equipment is located for any purpose whatsoever, provided in each event that Tenant shall have reasonable access to, and Landlord shall not unduly interfere with the use of, the Special Equipment.

               23.33.4 Tenant shall install, use, maintain and repair the Special Equipment so as not to damage or interfere with the operation of the Building or the Systems and Equipment or any other communication equipment, generators or power sources or similar equipment located in or on the Building; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorney's fees) arising out of Tenant's failure to comply with the provisions of this Section 23.33.4.

               23.33.5 Landlord shall not have any obligations with respect to the Special

Equipment or compliance with any requirements relating thereto, nor shall Landlord be responsible for any damage that may be caused to the Special Equipment except to the extent caused by the gross negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Emergency Generator will be able to supply sufficient power to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

               23.33.6 Tenant shall accept the Generator Site in its "AS-IS" condition, without any representations or warranties made by Landlord concerning same, including, but not limited to, the purposes for which such areas are to be used by Tenant. Landlord shall have no obligation to contract or pay for any improvements or other work in or for the Generator Site, and Tenant shall be solely responsible, at its sole cost and expense, for preparing the Generator Site for the installation of the Special Equipment and for constructing any improvements or performing any other work in such areas pursuant to and in accordance with the provisions of this Section 23.33. Tenant, at Tenant's sole cost and expense, shall maintain the Special Equipment and install such fencing and other protective equipment on or about the Special Equipment as Landlord may reasonably determine.

               23.33.7 Tenant shall (i) be solely responsible for any damage caused as a result of the Special Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Special Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii) make necessary repairs, replacements to or maintenance of the Special Equipment and Generator Site. Tenant shall have the work which is Tenant's obligation to perform under this Section 23.33 (including, without limitation, all installation, modification and maintenance of the Special Equipment) performed promptly and diligently in a first-class, workmanlike manner, by contractors and subcontractors approved by Landlord.

               23.33.8 Tenant shall install and operate the Special Equipment during the Lease Term in compliance with all present and future rules and regulations imposed by any local, state or federal authority having jurisdiction with respect thereto. Prior to the installation of the Special Equipment, or the performance of any modifications or changes thereto, Tenant shall comply with the following:

                      (i) Tenant shall submit to Landlord in writing all plans for such installations, modifications or changes for Landlord's approval;

                      (ii) Prior to commencement of any work, Tenant shall obtain Landlord's prior written approval and the required approvals of all federal, state and local agencies. Tenant shall promptly deliver to Landlord written proof of compliance with all applicable federal, state and local laws, rules and regulations in connection with any work related to the Special Equipment, including, but not limited to, a signed-off permit from the City of San Francisco;

                      (iii) All of such work shall conform to Landlord's design specifications for the Building and the Generator Site and Landlord's requirements, including, but not limited to, weight and loading requirements, and shall not interfere with any systems or equipment located in, upon or serving the Building or the Generator Site, and shall be in compliance with all applicable local, state and federal government requirements; and

                      (iv) The Special Equipment shall be clearly marked to show Tenant's name, address, telephone number and the name of the person to contact in case of emergency.

               23.33.9 Tenant shall not use any Hazardous Materials in connection with the Special Equipment, except that Tenant may use diesel fuel stored in a 120 gallon double walled steel tank (the "FUEL TANK") which shall not weigh more than 1,024 pounds (when filled to capacity with diesel fuel) and shall be located next to the Emergency Generator in the Generator Site (the exact location of which shall be approved by Landlord) , as long as such fuel and Fuel Tank are kept, maintained and used in accordance with all applicable laws and the highest safety standards for such use, and so long as such fuel is always stored within the Fuel Tank and is not used or stored in any area outside of the Emergency Generator. Tenant shall promptly, at Tenant's expense, take all investigatory and all remedial action required by applicable laws and reasonably recommended by Landlord, whether or not formally ordered or required by applicable laws, for the cleanup of any spill, release or other contamination of the Generator Site and/or the Real Property caused or contributed to by Tenant's use of the Special Equipment (including, without limitation, the fuel for the Emergency Generator), or pertaining to or involving any such fuel or other Hazardous Materials brought onto the Generator Site during the Lease Term by Tenant or any of Tenant's agents, employees, contractors, licensees or invitees. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all loss of rents, damages, losses, liabilities, judgments, claims, expenses, penalties and attorneys' and consultants' fees arising out of or involving any Hazardous Materials brought onto the Generator Site by or for Tenant. Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant or any of Tenant's agents, employees, licensees or invitees, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

               23.33.10 Physical security of the Generator Site and the Special Equipment is the sole responsibility of Tenant, who shall bear the sole cost, expense and liability of any security services, emergency alarm monitoring and other similar services in connection therewith. Landlord shall not be liable to Tenant for any direct, indirect, consequential or other damages arising out of or in connection with the physical security, or lack thereof, of the Generator Site and/or Special Equipment.

               23.33.11 Tenant's Emergency Generator shall be routinely tested and inspected by a qualified contractor selected by Tenant and approved by Landlord, at Tenant's expense, in accordance with testing and inspection service contracts approved by Landlord. Tenant will provide Landlord with copies of certificates and other documentation related to the testing of the Emergency Generator. Testing hours are restricted, however, to those specific hours set and determined by Landlord from time to time.

               23.33.12 If Tenant fails to perform any of its obligations under this Section 23.33, and does not correct such noncompliance within five (5) days after receipt of notice thereof from Landlord, then Tenant shall be deemed in default under this Lease, notwithstanding any other notice or cure provided in
Section 19 or otherwise in this Lease, and in addition to all other remedies Landlord may have under this Lease, Tenant shall, upon notice from Landlord, immediately discontinue its use of that portion of the Special Equipment to which such noncompliance relates, and make such repairs and restoration as required under Section 23.33.13 below with respect thereto.

               23.33.13 Upon the expiration of the Lease Term or upon any earlier termination of this Lease, Tenant shall, subject to the control of and direction from Landlord, remove the Special Equipment, repair any damage caused thereby, and restore the Generator Site and other facilities of the Building to their condition existing prior to the installation of the Special Equipment. Any and all removal of the Special Equipment shall be performed by certified and licensed contractors previously approved in writing by Landlord and in accordance with a previously approved removal plan, in a workmanlike manner, without any interference, damage or destruction to any other equipment, structures or operations at the Generator Site or the Building and/or any equipment of other licensees or tenants. If Tenant fails to timely make such removal and/or restoration, then Landlord may perform such work at Tenant's cost, which cost shall be immediately due and payable to Landlord upon Tenant's receipt of invoice therefor from Landlord.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               23.33.14 Tenant's rights under this Section 23.33 shall be personal to the original Tenant executing this Lease. and may only be utilized by the original Tenant or an assignee of Tenant's entire interest in this Lease (and may not be exercised or utilized by any sublessee or other transferee of the original Tenant's interest in this Lease or the Premises).

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                   "Landlord":

                                   WHLNF REAL ESTATE LIMITED PARTNERSHIP,
                                   a Delaware limited partners

                                   By: LPC MS, Inc.,
                                       as agent and manager for Landlord

                                       By: /s/ D. Allen Palmer
                                           -------------------------------------
                                               D. Allen Palmer
                                               Its: Senior Vice President

                                   "Tenant":
                                   CRL NETWORKS,
                                   a California corporation
                                   By:  /s/ James G. Couch
                                        ----------------------------------------
                                        James G. Couch
                                   (Type or print name)
                                   Its:  President
                                   By:  /s/ James G. Couch
                                        ----------------------------------------
                                        James G. Couch
                                   Its: Secretary

                                    EXHIBIT A

                        OUTLINE OF FLOOR PLAN OF PREMISES

                               [MAP OF FLOOR PLAN

                     100 CALIFORNIA BASEMENT FLOOR AS BUILT
                                   TENANT PLAN
                                    SUITE 6]

[TENANT BUILD]

                                    EXHIBIT B

                      WORK LETTER TO STANDARD OFFICE LEASE

        This Work Letter to Standard Office Lease ("Work Letter") shall set forth the terms and conditions relating to the construction of the Premises. All references in this Work Letter to "the Lease" shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit B.

                                    SECTION 1

                      GENERAL CONSTRUCTION OF THE PREMISES

        Landlord shall deliver, and Tenant shall accept, the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the "Base, Shell, and Core") in its current as-is condition existing as of the date of the Lease; provided, however, that Landlord shall remove the halon fire life safety unit (except not the plumbing for such unit) from the Premises prior to Landlord's delivery to Tenant of the Base, Shell and Core. Except for the Tenant Improvement Allowance described in this Work Letter, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises or the Building. Notwithstanding anything to the contrary set forth in this Work Letter, in connection with Tenant's construction of and as part of the Tenant Improvements (as such term is defined below in Section 2.1), Tenant shall install a FMS-200 fire life safety system in the Premises.

                                    SECTION 2

                               TENANT IMPROVEMENTS

        2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to, but not exceeding Seven Dollars ($7.00) per square foot of Rentable Area of the Premises for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall be entitled to no credit for any unused portion of the Tenant Improvement Allowance.

        2.2 Disbursement of the Tenant Improvement Allowance.

               2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

                                   EXHIBIT B

                      2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Work Letter;

                      2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

                      2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

                      2.2.1.4 The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

                      2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, "Code");

                      2.2.1.6 Sales and use taxes;

                      2.2.1.7 The "Coordination Fee," as that term is defined in
Section 4.2.2.2 of this Work Letter; and

                      2.2.1.8 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

               2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

                      2.2.2.1 Monthly Disbursements. On or before the fifteenth
(15th) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4~ 1 of this Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the "Construction Budget," as that term is defined in Section 4.2.1 of this Work Letter; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by


                               EXHIBIT B - Page 2

Landlord, of applicable California law; and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. On or before the fifteenth
(15th) [day of the following calendar month, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings", as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

                      2.2.2.2 Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with applicable California law and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building.

                      2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

        2.3 Standard Tenant Improvement Package. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications shall be supplied by Landlord to Tenant. The Tenant Improvements shall comply with the Specifications for all Tenant Improvement components which have been pre-stocked by Landlord. With respect to all other Tenant Improvement components, Tenant shall utilize materials and finishes which are not of lesser quality than the Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

        3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner designated by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1, except that Tenant may select an architect/space planner of its choice (subject to Landlord's reasonable approval) to be the


                               EXHIBIT B - Page 3

"Architect" who shall prepare the Final Space Plan described in Section 3.2 below. Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base, Shell and Core work. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Article II of the Lease shall specifically apply to the Construction Drawings.

        3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

        3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Btu calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business


                               EXHIBIT B - Page 4
days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

        3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenantts responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

        4.1 Tenant's Selection of Contractors.

               4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

               4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors. laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord's base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises. If requested by Landlord, Tenant's Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

        4.2 Construction of Tenant Improvements by Tenant's Agents.

               4.2.1 Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which


                               EXHIBIT B - Page 5
have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the "Final Costs"). Within five (5) business days of the receipt of the Final Costs by Landlord, Landlord shall deliver to Tenant a construction budget (the "Construction Budget"), the amount of which Construction Budget shall be equal to (i) the Final Costs plus (ii) the other costs of design and construction of the Premises as determined by Landlord (to the extent not already included in the Final Costs), which costs shall include, but not be limited to, the cost of any Standard Improvement Package items to be used by Tenant, the costs of the Architect and Engineers fees, and the Coordination Fee. Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") equal to the difference between the amount of the Construction Budget and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Construction Budget has been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Construction Budget, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

               4.2.2  Tenant's Agents.

                      4.2.2.1 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings;
(ii) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord's base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building;
(iii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord's Building contractor or Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

                      4.2.2.2 Coordination Fee. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to the product of (i) five percent (5%) and (ii) the sum of the Tenant Improvement Allowance, the Over-Allowance Amount, as such


                               EXHIBIT B - Page 6
amount may be increased hereunder, and any other amounts expended by Tenant in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

                      4.2.2.3 Indemnity. Tenant's indemnity of Landlord as set forth in Article 11 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Article 11 of the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                      4.2.2.4 Insurance Requirements.

                             4.2.2.4.1 General Coverages. All of Tenant's Agents
shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of the Lease.

                             4.2.2.4.2 Special Coverages. Tenant shall carry
"Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of the Lease immediately upon completion thereof Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in
Article 10 of the Lease.

                             4.2.2.4.3 General Terms. Certificates for all
insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents, and shall name as additional insureds Landlord's property manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing


                               EXHIBIT B - Page 7
insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Work Letter.

               4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

               4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

               4.2.5 Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

        4.3 Notice of Completion; Copy of "As Built" Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary


                               EXHIBIT B - Page 8
to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

        4.4 Coordination by Tenant's Agents with Landlord. Upon Tenant's delivery of the Contract to Landlord under Section 4.2.1 of this Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

                                    SECTION 5

                                  MISCELLANEOUS

        5.1 Tenant's Representative. Tenant has designated James Couch as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

        5.2 Landlord's Representative. Landlord has designated P.K. Green as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

        5.3 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

        5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Work Letter or Section 16.1 of the Lease has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord).


                               EXHIBIT B - Page 9

                                    EXHIBIT C

                               AMENDMENT TO LEASE

        This AMENDMENT TO LEASE ("Amendment") is made and entered into effective as of August __, 1998, by and between WHLNF REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and CRL NETWORKS, a California corporation ("Tenant")

R E C I T A L S

        A. Landlord and Tenant entered into that certain Office Lease dated as of August 28, 1998 (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, known as Suite B6 of the Building located at 100 California Street, San Francisco, California 94111.

        B. Except as otherwise set forth herein. all capitalized terms used in this Amendment shall have the same meaning five such terms in the Lease.

        C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

        NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, (b) the Lease Term for the Lease commenced as of ______________________ (the "Lease Commencement Date") for a term of five (5) years ending on ________________________ (unless sooner terminated or extended as provided in the Lease) and (c) in accordance with the Lease, Rent commenced to accrue on _________________________.

        2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.


                                   EXHIBIT C

        IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

                                   "Landlord":

                                   WHLNF REAL ESTATE LIMITED PARTNERSHIP,
                                   a Delaware limited partners

                                   By: LPC MS, Inc.,
                                       as agent and manager for Landlord

                                       By:
                                            ------------------------------------
                                            D. Allen Palmer
                                            Its: Senior Vice President


                                   "Tenant":
                                   CRL NETWORKS,
                                   a California corporation

                                   By:
                                      ------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------


                               EXHIBIT C - Page 2

                                    EXHIBIT D

                              RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

        3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

        4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

        5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord


                                   EXHIBIT D
with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

        6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

        7 The requirements of Tenant will be attended to only upon application at the management office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        8. Tenant shall not disturb, solicit. or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

        9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

        10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

        11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

        13. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

        14. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.


                               EXHIBIT D - Page 2

        15. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and bylaws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

        16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

        17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

        19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

        20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

        21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

        23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces


                               EXHIBIT D - Page 3
along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

        24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

        25. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building's management office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

        26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord

        27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

        28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                               EXHIBIT D - Page 4

                                    EXHIBIT E

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

        The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of August __ 1998 and between CRL NETWORKS, a California corporation as Landlord, and the undersigned as Tenant, for Premises on the basement floor of the Building located at 100 California Street, San Francisco, California hereby certifies as follows:

        1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

        2. The undersigned has commenced occupancy of the Premises described in the Lease. currently occupies the Premises, and the Lease Term commenced on
_________

        3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

        4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

        5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

        6. Base Rent became payable on _______________

        7. The Lease Term expires on

        8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder

        9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

        10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

        11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________________. The current monthly installment of Base Rent is $

        12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser


                                    EXHIBIT E
will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

        13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

        Executed at __________ on the ____ day of ________,19__

                                    "Tenant":

                                     CRL NETWORKS,
                                     a California corporation

                                     By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                     By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                               EXHIBIT E - Page 2

                                    EXHIBIT F

                              ASBESTOS NOTIFICATION
                         100 CALIFORNIA STREET BUILDING

        The California legislature adopted Assembly Bill 3713 (effective January 1, 1989) which requires, among other things, that a building owner inform tenants, employees and contractors if the building owner has knowledge of the presence of asbestos containing materials (ACMs) in the building. In the California statutes an ACM is defined as a construction material containing "more than one-tenth of one percent asbestos by weight."

        Annually the building sends a letter to the building's tenants, employees and contractors disclosing the presence of ACMs known to the owner. All of the buildings consultant's reports are available for review in the Building Office, 100 California Street, Suite 770, San Francisco, California.

        During the month of April, 1994 a survey of the building was conducted by Boelter Environmental Consultants. The survey concludes that during the original building construction, two layers of materials were applied to the underside of the floor decks above the ceiling of floors 3 through 12. The outermost material is a hard layer of fireproofing which does not contain ACM. The innermost material (which is completely covered by the hard fireproofing) is acoustical plaster which does contain ACM. This innermost layer is not in contact with the ventilation systems and is not able to be contacted through routine ceiling access, nor is it likely to produce levels of asbestos fibers in the air.

        Asbestos is a naturally-occurring mineral used in many types of construction. High concentrations of asbestos fibers have been found to be associated with asbestosis and lung cancer in humans. Most of the evidence for this has come from individuals who have been associated with mining of the mineral or have worked with it in shipyards or other settings where concentrations of asbestos in the air have been high.

        Based upon the April 1994 survey finding, the building's consultant has revised the Operations and Maintenance Program in order to accurately reflect the condition and location of ACM in the building. All contractors, including those hired directly by tenants who work in any Section of the building will be required to follow the revised procedures. Employees who are not trained in handling ACM should not remove, drill or otherwise disturb it. Copies of the procedures are available in the Building Office, 100 California Street, Suite 770, San Francisco California.

        If you should require any additional information regarding this subject, please do not hesitate to call.

                                    EXHIBIT G

                               TENANT CERTIFICATE


Please complete all of the blanks with the appropriate information.

LEASED PREMISES:                               Suite B6, 100 California Street, San
                                               Francisco, California (the "Leased Premises")

LANDLORD/BORROWER:                             WHLNF REAL ESTATE LIMITED PARTNERSHIP, a
                                               Delaware limited partnership (the "Landlord")

TENANT:                                        CRL NETWORKS, a California corporation (the
                                               "Tenant")

LEASE DATED:                                   August 28, 1998 (the "Lease")

TENANT'S NOTICE ADDRESS:                       Suite B6, 100 California Street
                                               San Francisco, California 94111

DATE:                                          August 28, 1998

GENERAL ELECTRIC CAPITAL CORPORATION ("GECC") has made or is about to make a loan (the "Loan") to the Landlord which will be secured by a mortgage or deed of trust and security agreement (the "Deed of Trust"), covering the real property described on EXHIBIT A and the buildings and improvements located thereon (collectively, the "Real Property"). In connection with the making of the Loan, GECC has requested that the Tenant complete this Tenant Certificate with the appropriate information as it pertains to the Tenant's lease and to agree to the requirements set forth herein.

        The undersigned, Tenant, hereby certifies to and agrees with GECC, as to the following:

ACKNOWLEDGMENT OF LEASE

1. The Leased Premises contain approximately 4,051 rentable square feet. The term of the Lease is for five (5) years, and shall commence on the Commencement Date as determined pursuant to the Lease.

2. The minimum monthly Base Rent initially payable under the Lease is $8,439.58, and is subject to adjustment as provided in the Lease.

3 Concurrently with Tenant's execution of the Lease, Tenant is required to deliver to Landlord a security deposit of $9,114.75.

4. No rent or other sum which is payable under the Lease has been paid by or on behalf of Tenant more than one (1) month in advance.

5. The Lease, upon execution by the Landlord, is valid and in full force and effect, and, to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder.

6. Any improvements required by the Lease to be made by Landlord have been completed to the full satisfaction of Tenant, except as required pursuant to Exhibit B attached to the Lease.

7. The Lease has not been assigned, modified, supplemented or amended in any way. Tenant shall not enter into any assignment, modification, supplement or amendment to the Lease without the prior written consent of GECC. The Lease constitutes the entire agreement between the parties and there are no other agreements (including any letter agreements) between Landlord and Tenant concerning the Leased Premises. Tenant shall not, without obtaining the prior written consent of GECC, (a) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, ~) voluntarily surrender the Leased Premises or terminate the Lease without cause, or (c) assign the Lease or sublet the Leased Premises other than pursuant to the provisions of the Lease.

SUBORDINATION

8. The Lease (including, without limitation, all rights to insurance proceeds and condemnation awards, any rights of first refusal, options to purchase, and any other rights granted to Tenant pursuant to the Lease) is, and shall at all times continue to be, subject and subordinate in each and every respect, to (a) the Deed of Trust and to any and all liens, security interests, rights and any other interest created thereby and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust and the Loan, and ~) any additional financing of the Real Property or portions thereof provided by GECC and the liens and security interests under the documents evidencing and securing such additional financing, and to any increases therein or supplements thereto.

        NON-DISTURBANCE

9. So long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent, taxes, utility charges or other sums payable by Tenant under the terms of the Lease, or under any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed beyond the period, if any, specified in the Lease within which Tenant may cure such default) (a) Tenant's possession of the Leased Premises under the Lease shall not be disturbed or interfered with by GECC in the exercise of any of its rights under the Deed of Trust, including any foreclosure, and (1)) GECC will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.


                               EXHIBIT G - Page 2

        ATTORNMENT

10. If, at any time GECC (or any person, or such person's successors or assigns, who acquire the interest of the Landlord under the Lease through foreclosure action of the Deed of Trust, or upon a transfer of the Real Property by conveyance in lieu of foreclosure, or otherwise) shall succeed to the rights of the Landlord under the Lease as a result of a default or event of default under the Mortgage, and if the Tenant is not then in default under the Lease beyond the time permitted therein, if any, to cure such default), then (a) the Lease shall not terminate, (0) upon receipt by Tenant of written notice of such succession, Tenant shall attorn to and recognize such person as succeeding to the rights of the Landlord under the Lease (herein sometimes called "Successor Landlord"), upon the terms and conditions of the Lease, and (c) Successor Landlord shall accept such attornment and recognize Tenant as the Successor Landlord's tenant under the Lease. Upon such attornment and recognition, the Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants (including any right under the Lease on the part of the Tenant to extend the term of the Lease) as are set forth in the Lease and which shall be applicable after such attornment and recognition. Notwithstanding anything to the contrary set forth herein, GECC or such Successor Landlord shall not be (i) liable for any act or omission of any previous landlord, including the Landlord, (ii) subject to any offset, defense or counterclaim which Tenant might be entitled to assert against any previous landlord, including the Landlord, (iii) bound by any payment of rent or additional rent made by the Tenant to any previous landlord (including the Landlord) for more than one (1) month in advance, unless the same was paid to and received by the Successor Landlord, (iv) bound by any amendment or modification of the Lease hereafter made without the written consent of GECC, or (v) liable for any deposit that Tenant may have given to any previous landlord (including the Landlord) which has not been transferred to the Successor Landlord. Further, notwithstanding anything to the contrary set forth herein, the liability of GECC for any obligations under the Lease shall be limited to GECC's interest in the Real Property. GECC shall not have any liability or responsibility under or pursuant to the terms of the Lease after it ceases to own an interest in or to the Real Property.

11. The provisions of this Tenant Certificate regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of GECC or of any Successor Landlord, any instrument or certificate which, in the reasonable judgment of GECC or such Successor Landlord may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, including, if requested, a new lease of the Leased Premises on the same terms and conditions as the Lease.

HAZARDOUS MATERIALS


                               EXHIBIT G - Page 3

12. Tenant shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak or dump any toxic or hazardous waste, waste product or substance (as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such wastes, waste products or substances) on the Leased Premises or on any property in the vicinity of the Leased Premises at any time during the term (including any renewal term) of the Lease and during Tenant's occupancy of the Leased Premises.

NOTICE

13. Tenant hereby acknowledges and agrees that: (a) from and after the date hereof, in the event of any act or omission of Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to GECC and (ii) until the expiration of thirty
        (30) days following such giving of notice to GECC in which time period GECC shall be entitled to cure any such act or omissions of Landlord;
        (b) Tenant shall send to Landlord all copies of any such default, notice or statement under the Lease at the same time such notice is sent to Landlord; and (c) if GECC notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to GE CC, Tenant shall honor such demand and pay its rent and all of the sums due under the Lease directly to GECC or as otherwise required pursuant to such notice.

        All notices and other communications from Tenant to GECC shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, or delivered by an overnight courier, addressed to GECC at:

                                    General Electric Capital Corporation
                                    16479 Dallas Parkway, Suite 400
                                    Two Bent Tree Tower
                                    Dallas, TX 75248
                                    Attention:     Julie Krommenhock
                                    Re:  Loan No.:  ____________________

        or at such other address as GECC, any successor, purchaser or transferee shall furnish to the Tenant in writing.

This Tenant Certificate is being executed and delivered by Tenant to induce GECC to make the Loan which is to be secured in part by an assignment to GECC of Landlord's interest in the Lease and with the intent and understanding that the above statements will be relied upon by GECC. This Tenant Certificate shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns, and any purchaser or purchasers at foreclosure of the Real Property, and their respective heirs, personal representatives, successors and assigns.


                               EXHIBIT G - Page 4

TENANT:

CRL NETWORKS,
a California corporation

By:                           (Please sign name)
      ------------------------
Name:                         (Please print name)
      ------------------------
Title:                        (Please print title within Company)
      ------------------------
Date:                         (Please print date of execution)
      ------------------------

By:                           (Please sign name)
      ------------------------
Name:                         (Please print name)
      ------------------------
Title:                        (Please print title within Company)
      ------------------------
Date:                         (Please print date of execution)
      ------------------------


GECC

GENERAL ELECTRIC CAPITAL CORPORATION,
a New York corporation

By:
       ----------------------------
Name:  Michael Hudspeth
Title: Its Attorney-In-Fact
Date:
       ----------------------------

SIGNATURES MUST BE ACKNOWLEDGED, PLEASE ATTACH NOTARY FORMS.


                               EXHIBIT G - Page 5

STATE OF   )
           )  ss.
COUNTY OF  )

        On ________________________________, before me, ____________________, a
Notary Public in and for said state, personally appeared ________________________ and _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.

-------------------------------------
Notary Public in and for said State

STATE OF   )
           )  ss.
COUNTY OF  )

        On _________________________________, before me, _____________________, a Notary Public in and for said state, personally appeared ________________________ and ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.

-------------------------------------
Notary Public in and for said State

                             EXHIBIT A TO EXHIBIT G

                     LEGAL DESCRIPTION OF THE REAL PROPERTY

                              [LANDLORD TO PROVIDE]





                             EXHIBIT A TO EXHIBIT G

                             EXTENSION OPTION RIDER

        This Extension Option Rider ("Extension Rider") is made and entered into by and between WHLNF REAL ESTATE LIMITED PARTNERSHIP. a Delaware limited partnership ("Landlord"), and CRL NETWORKS, a California corporation ("Tenant"), and is dated as of the date of the Office Lease ("Lease") by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

        1. Option Right. Landlord hereby grants Tenant one (I) option to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Exercise Notice, Tenant is not in default under the Lease and Tenant has not previously been in default under the Lease more than once. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term Tenant is not in default under the Lease and Tenant has not previously been in default under the Lease more than once, the Lease Term shall be extended for the Option Term. The rights contained in this Extension Rider shall be personal to the original Tenant executing the Lease and may only be exercised by the original Tenant (and not any assignee, sublessee or other transferee of Tenant's interest in the Lease) if the original Tenant occupies the entire Premises as of the date of the Exercise Notice.

        2. Option Rent. The Annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Market Rental Rate" for the Premises, which for the purposes hereof shall mean the Annual Base Rent at which tenants. as of the commencement of the Option Term, are leasing non-sublease space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and first-class office buildings comparable to the Building in the Financial District of San Francisco, California, taking into consideration all concessions and inducements (including, without limitation, tenant improvement allowances) generally being granted at such time. All other terms and conditions of the Lease shall apply throughout the Option Term; however, any obligation of Landlord to construct Tenant Improvements or provide an allowance (if applicable) shall not apply during the Option Term and Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

3. Exercise of Option. The option contained in this Extension Rider shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than thirteen (13) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the "Exercise Date") which is the earlier of (A) the date occurring nine (9) months prior to


                         EXHIBIT A TO EXHIBIT G - Page 1
the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice ("Exercise Notice") thereof to Landlord, and upon, and concurrent with such exercise, Tenant may, at its option, object to Landlord's determination of the Fair Market Rental Rate contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Fair Market Rental Rate shall be determined as set forth in Section 4 below. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date, shall be deemed to constitute Tenant's waiver of its extension right hereunder.

        4. Determination of Fair Market Rental Rate. In the event Tenant timely objects in writing to the Fair Market Rental Rate initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the Fair Market Rental Rate, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the Fair Market Rental Rate (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 4.1 through 4.7 below. Failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be the non-determining party's approval of the Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

               4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate appraiser who has no financial interest in Landlord or Tenant and who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal for rental purposes of rentals of space in first-class office buildings in the Financial District of San Francisco, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements of Section 2 of this Extension Rider. Each such arbitrator shall be appointed within thirty
(30) days after the Outside Agreement Date.

               4.2 The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators.

               4.3 The three (3) arbitrators shall within twenty (20) days after the appointment of the third arbitrator reach a decision as to which of the Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate, and the arbitrators shall use whichever submitted Fair Market Rental Rate is closest to the Fair Market Rental Rate as the Option Rent to be paid during the Option Term, and shall notify Landlord and Tenant thereof.


                         EXHIBIT A TO EXHIBIT G - Page 2

               4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

               4.5 If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Outside Agreement Date, and if such failure shall continue for an additional fifteen (15) days after written notice thereof is received by the non-appointing party, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 1.4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the San Francisco County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Option Rent shall be used and shall notify Landlord and Tenant thereof.

               4.7 The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.

                                   "Landlord":

                                    WHLNF REAL ESTATE LIMITED PARTNERSHIP,
                                    a Delaware limited partners

                                    By: LPC MS, Inc.,
                                        as agent and manager for Landlord

                                        By:
                                           -------------------------------------
                                           D.  Allen Palmer
                                           Its: Senior Vice President


                                    "Tenant":
                                    CRL NETWORKS,
                                    a California corporation

                                    By:
                                        ----------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                    By:
                                        ----------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                         EXHIBIT A TO EXHIBIT G - Page 3